SONNENSCHEIN NATH & ROSENTHAL
                                8000 SEARS TOWER
                             CHICAGO, ILLINOIS 60026

                               Jacques K. Meguire
                                 (312) 876-8169
                                January 12, 1998






LaserSight Incorporated
12161 Lackland Road
St. Louis, Missouri  63146

Gentlemen:

         We have acted as counsel to LaserSight Incorporated, a Delaware corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933 (the "Act") pursuant to the Company's
Registration Statement on Form S-3 (File No. 333-36655) filed with the Securities and Exchange Commission (the "Commission") on September 29, 1997, as amended by Amendment No. 1 thereto filed on November 20, 1997, as further amended by Amendment No. 2 thereto filed with the Commission on December 15, 1997, and as further amended by Amendment No. 3 thereto filed or to be filed with the Commission on or about the date of this letter (as so amended, the "Registration Statement") of an aggregate of up to 10,102,358 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock") issued or issuable from time to time by the Company as follows:

         (i) an aggregate of up to 9,312,358 shares issuable upon the conversion (such shares, the "Conversion Shares") from time to time of the Company's Series B Convertible Participating Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"); and

         (ii) up to 790,000 shares (the "Warrant Shares" and with the Conversion Shares, collectively, the "Shares") issuable upon the exercise of outstanding warrants to purchase Common Stock (such warrants, the "Series B Warrants") issued by the Company in connection with the private placement of the Series B Preferred Stock in August 1997.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, as amended to date (the "Certificate"); the Waiver Agreements dated on or about December 24, 1997 between the Company and each of

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LaserSight Incorporated
January 12, 1998
Page 2


the holders of record of Series B Preferred Stock; the letter agreements dated December 24, 1997 and January 7, 1998 between the Company and Societe Generale; the preliminary proxy statement as filed by the Company with the Commission on December 22, 1997 (the "Preliminary Proxy Statement"); the proposed amendment to the Certificate described in the Preliminary Proxy Statement (the "Amendment") that, upon its approval by the holders of a majority of the outstanding shares of Common Stock and its filing with, and acceptance by, the Secretary of State of the State of Delaware, would increase the number of authorized shares of Common Stock from 20,000,000 to 40,000,000; various resolutions of the Board of Directors of the Company, and such agreements, instruments, certificates of public officials and others, and such other documents, certificates and records, and have made such other investigations, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate and otherwise, to enter into and perform their respective obligations thereunder and have also assumed the due authorization by all requisite action, corporate and otherwise, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         We note that (i) the Certificate authorizes the company to issue up to 20,000,000 shares of Common Stock, (ii) the Certificate provides that the Company shall not issue more than 1,995,534 Conversion Shares and Warrant Shares in the aggregate without the prior approval of the holders of the Common Stock as required by the rules of the National Association of Securities Dealers, Inc. (the "20% NASDAQ Limit"), and (iii) the Certificate requires the Company to authorize and reserve for issuance an aggregate of not less than 3,750,000 Conversion Shares and Warrant Shares and to take all necessary action
(including, if necessary, the obtaining of shareholder approval) to authorize the issuance of additional Common Stock in the event that such 3,750,000 share number shall ever become less than 175% of the aggregate number of Conversion Shares and Warrants Shares then issuable.

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LaserSight Incorporated
January 12, 1998
Page 3


         Based upon and subject to the foregoing, we are of the opinion that:

                  (i) an aggregate of 1,995,534 Shares has been duly authorized for issuance upon the conversion of the Series B Preferred Stock in accordance with the Certificate, or the exercise of the Series B Warrants in accordance with the terms thereof, as applicable, and will, when so issued, will be validly issued, fully paid and nonassessable; and

                  (ii) upon the approval by the shareholders of the Company of the elimination of the 20% NASDAQ Limit as contemplated by the Preliminary Proxy Statement, an aggregate of 3,750,000 Shares (which number includes the number referenced in clause (i) above) will have been duly authorized for issuance upon the conversion of the Series B Preferred Stock in accordance with the Certificate, or the exercise of the Series B Warrants in accordance with the terms thereof, as applicable, and will, when so issued, be validly issued, fully paid and nonassessable; and

                  (iii) upon the approval by the shareholders of the Company of both the Amendement and the elimination of the 20% NASDAQ Limit, as contemplated by the Preliminary Proxy Statement, and the filing of the Amendment with, and its acceptance by, the Secretary of State of the State of Delaware, an aggregate of 10,102,358 Shares (which number includes the numbers referenced in clauses (i) and (ii) above) will have been duly authorized for issuance upon the conversion of the Series B Preferred Stock in accordance with the Certificate, or the exercise of the Series B Warrants in accordance with the terms thereof, as applicable, and will, when so issued, be validly issued, fully paid and nonassessable.

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LaserSight Incorporated
January 12, 1998
Page 4


         We hereby  consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. We do not, in giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Act.



                                             Very truly yours,

                                        SONNENSCHEIN NATH & ROSENTHAL



                                        By: /s/ Jacques K. Meguire
                                           --------------------------
                                             Jacques K. Meguire